EXHIBIT 10
                 SONAT INC.

               RETIREMENT PLAN
                FOR DIRECTORS

(as amended and restated as of February 25, 1993)


1.   Purpose
     The Sonat Inc. Retirement Plan for Directors (the "Plan") is intended to advance the best interests of Sonat Inc. (the "Company") by providing retirement income to eligible directors of the Company, thereby enabling the Company to attract and retain high caliber persons to serve as directors. The Plan is also intended to enhance the ability of directors to evaluate the best interests of the Company and its stockholders in the event of a proposed or threatened Change in Control (as defined in Paragraph 8) by minimizing the personal uncertainties and risks created by such a proposal or threat.
2.   Eligibility
     Eligible directors are directors of the Company who during some portion of the time of their service as directors were not officers of the Company or any of its subsidiaries. Such directors shall be entitled to the retirement income described in Paragraph 4 or 5 (as the case may be) upon their ceasing to serve as a director of the Company (hereinafter referred to as "retirement") under any of the following circumstances:
     (a)  at any time after reaching age 70;
     (b) at any time after having completed five years of service as an outside director;
     (c)  upon becoming permanently disabled, as
          determined by the Board of Directors in its sole judgment;
     (d)  death; or
     (e) at any time following a Change in Control. Notwithstanding the foregoing, no director shall be an eligible director or entitled to retirement income under the Plan if (a) such director is removed from the Board of Directors for cause (which shall mean only dishonesty, conviction of a felony, or wilful unauthorized disclosure of confidential information), or (b) the retirement of such director occurs prior to January 1, 1985 unless such retirement follows a Change in Control.
3.   Determination of Form of Payment
     If an eligible director's date of retirement occurred prior to February 25, 1993, such director's retirement income shall be paid in the manner provided for in the Plan prior to such date. If an eligible director's date of retirement occurred on or after February 25, 1993, such director's retirement income shall be paid in lump-sum form as provided in Paragraph 4 below ("Lump-Sum Form") unless, at least twelve full calendar months before the date of the director's retirement, the director filed with the Company an irrevocable written election to have such benefits paid in annuity form as provided in Paragraph 5 below ("Annuity Form"), in which case such benefits shall be paid in Annuity Form.
4.   Amount and Payment of Retirement Income in Lump-
Sum Form
     Upon the retirement of an eligible director who is entitled to receive his retirement income in Lump-Sum
Form, the Company will pay to such eligible director (or his beneficiary, in the event of his death) retirement income in the form of a cash lump-sum payment equal to the "present value" (calculated as of the later of the date of payment and January 1, 1992) of a series of payments equal to the "quarterly retainer," based on the assumption that the quarterly retainer is paid quarterly, commencing with the beginning of the calendar quarter next following the date of the director's retirement, for a period of time equal to the "service period."
     For purposes of this Paragraph 4 and Paragraph 5:
     (a) "present value" shall be calculated using a discount rate equal to the yield on new
          10 year AA rated general obligation tax-exempt bonds as determined by Merrill
          Lynch & Co. (or its affiliates) and published in The Wall Street Journal (or other financial publication) on the business day immediately preceding the date of the director's retirement (or, if such yield is not so determined and published on such business day, on the most immediately preceding day on which such yield was so determined and published);
          provided, however, that if such yield has not been so determined and published within 90 days prior to the director's retirement, the discount rate shall be the yield on substantially similar securities on the business day preceding the director's retirement as determined by AmSouth Bank N.A. upon the request of the director or his beneficiary (as the case may be). Notwithstanding the foregoing, the discount rate used with respect to retirement income calculations for directors who retired before January 1, 1992 shall equal the yield on new 10 year AA rated general obligation tax-exempt bonds as determined by Merrill Lynch & Co. and published in the November 1, 1991 issue of The Wall Street Journal.
     (b) "quarterly retainer" shall mean one-fourth of the basic annual retainer (excluding fees and special retainers paid for meetings and Board Committee appointments) in effect for directors on the date of the director's retirement.
     (c) "service period" shall mean the total of the number of whole calendar quarters of service by such director on the Board of Directors of the Company and service by such director prior to May 25, 1973 on the Board of Directors of Southern Natural Gas Company during which period such director was not an officer of the Company or any of its subsidiaries; provided, however, that if a director's retirement, death or election as an officer occurs prior to the end of a calendar quarter, for purposes of this Paragraph 3 he will be deemed to have served as a non-officer director until the end of such quarter. Notwithstanding the foregoing, the service period of each director who retired before September 26, 1991 shall be reduced by the number of whole calendar quarters of such service for which he had received retirement income from this Plan as in effect prior to September 26, 1991.
     The cash lump-sum payment calculated and made pursuant to this Paragraph 4 shall be paid as soon as practicable (and within 60 days) after the later of November 1, 1991 and the date of the director's retirement.
5.   Amount and Payment of Retirement Income in
Annuity Form
     Upon the retirement of an eligible director who is entitled to receive his retirement income in Annuity Form, the Company will pay to such eligible director (or his beneficiary, in the event of his death) retirement income in the form of a series of payments equal to the quarterly retainer. Payments shall be made quarterly, commencing with the beginning of the calendar quarter next following the date of the director's retirement, for a period of time equal to the service period.
6.   Beneficiaries
     A director shall be entitled to designate a beneficiary (and to change such beneficiary from time to time) for payment of retirement income under this Plan in the event of the director's death. If no beneficiary has been designated, the director's estate shall be deemed the beneficiary.
7.   Funding and Assignment
     The Plan shall not be funded. Retirement income under the Plan shall be paid from the general assets of the Company, and may not be assigned or transferred by a director or his beneficiary.
8.   Change in Control
     A "Change in Control" shall be deemed to have occurred if:
     (a) any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on May 1, 1984 (the
          "Exchange Act")) is or becomes the
          "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company representing 35% or more of the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors;
     (b) there shall occur a change in the composition of a majority of the Board of Directors of the Company within any period of three consecutive years which change shall not have been approved by a majority of the Board of Directors of the Company as constituted immediately prior to the commencement of such period; or
     (c) at any meeting of the stockholders of the Company called for the purpose of electing directors, all persons nominated by the Board of Directors for election as directors shall fail to be elected.
9.   Effective Date
     The Plan became effective as of July 26, 1984.
Effective September 26, 1991, the Plan was amended to provide for payment of retirement income in the Lump-Sum
Form for directors in receipt of a retirement income under this Plan on such date and for eligible directors who retired after such date. Effective February 25, 1993, the Plan was amended to provide for payment of retirement income in both the Lump-Sum Form and the Annuity Form.
10.  Amendment
     The Board of Directors may amend the Plan from time to time and may discontinue the Plan at any time, but no amendment or discontinuance of the Plan shall adversely affect any rights under the Plan of any former director who at the time is entitled to receive retirement income or any director who at the time would be entitled to receive retirement income if such director had ceased to serve as a director immediately prior to such amendment or discontinuance.
     IN WITNESS WHEREOF, pursuant to authorization by the Board of Directors of Sonat Inc., Sonat Inc. has caused this amendment and restatement of the Plan to be executed as of February 25, 1993.
                             SONAT INC.


                        /S/  Beverley T. Krannich


                             Beverley T. Krannich
                             Vice President-
                             Human Resources
                             and Secretary